Exhibit No. 23.3


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                                       March 11, 1997




Boards of Directors
First Federal Savings and Loan Association
  of Sistersville
726 Wells Street
Sistersville, West Virginia  26175

Directors:

     We hereby consent to the use of our firm's name in the Form AC Application for Conversion of First Federal Savings and Loan Association of Sistersville, Sistersville, West Virginia, and any amendments thereto, in the Form S-1 Registration Statement of Sistersville Bancorp, Inc. and any amendments thereto, and in the Application H-(e)1-s for Sistersville Bancorp, Inc. We also hereby consent to the inclusion of, summary of, and references to our Appraisal Report and our opinion concerning subscription rights in such filings including the Prospectus of Sistersville Bancorp, Inc.

                                          Sincerely,


                                          /s/ Charles M. Hebert
                                          Charles M. Hebert
                                          Principal